UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Dean Foods Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

DATE:	May 18, 2009

TO:	Dean Foods Company Employee Stockholders

FROM:	Gregg L. Engles
Chairman and CEO

RE:	Your Vote is Important

At our upcoming Annual Meeting of Stockholders to be held on May 21, our Board of Directors is asking you to vote for the amendment to our 2007 Stock Incentive Plan to increase the shares available for grants. If the amendment passes, it will ensure that we have enough shares for next year’s grant cycle.

We strongly believe that the 2007 Plan is essential to our continuing efforts to build stockholder value for the following reasons:

•	Our equity awards foster an ownership culture and are a critical tool for driving stockholder value and for recruiting, retaining and motivating employees.

•	The terms of our annual equity awards are designed to align the interests of our employees with the interests of our stockholders.

Please support our efforts to build stockholder value by voting FOR the amendment to the 2007 Plan, as well as by following the Board’s voting recommendations on the other agenda items. Please contact Georgeson Inc., our proxy solicitor, at 1-800-790-6795 if you need assistance voting your shares.